EXHIBIT 10.5.b
FIRST AMENDMENT TO LOAN AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of April 9, 2010, is by and among KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent (hereinafter, the “Administrative Agent”), the Lenders (as hereinafter defined) party hereto and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower (hereinafter, the “Borrower”). All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms as set forth under the Loan Agreement (as hereinafter defined).
BACKGROUND
     WHEREAS, (a) the Administrative Agent, (b) Keybank, National Association, Manufacturers and Traders Trust Company, Regions Bank, Citizens Bank of Pennsylvania, Raymond James Bank, FSB, TD Bank, N.A., and Tristate Capital Bank, as the lenders (hereinafter, the “Lenders”), and (c) the Borrower have entered into a certain loan arrangement evidenced by, among other documents, instruments and agreements, that certain Amended and Restated Loan Agreement, dated as of October 17, 2008 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”); and
     WHEREAS, the Administrative Agent, the Required Lenders and the Borrower have agreed to amend the Loan Agreement as more particularly set forth herein.
     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Administrative Agent, the Required Lenders and the Borrower as follows:
AGREEMENT
     1. Amendment. The Loan Agreement is amended by adding a new Clause 8.2.6 to the end of Section 8.2 of the Loan Agreement to read as follows, and by making the appropriate punctuation and grammatical changes thereto:
     8.2.6. Easements, etc. Liens in connection with easements, rights-of-way, zoning restrictions and other similar encumbrances affecting real property which, in the aggregate, do not impose material financial obligations on the Borrower or any Loan Party, and which do not, in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such property or the Loan Party that owns such property.
     2. Effectiveness; Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower and the Required Lenders.

     3. Ratification of Loan Agreement. The Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. Except as set forth in this Amendment, all of the terms and conditions of the Loan Agreement shall remain unchanged and shall continue in full force and effect. All future references to the “Loan Agreement” shall be deemed to be references to the Loan Agreement as amended by this Amendment.
     4. Authority/Enforceability. The Borrower represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms.
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.
     (d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ organization documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.
     5. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of the Borrower and each other Loan Party contained in Article 6 of the Loan Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that the representations and warranties in Sections 6.4, 6.7, 6.9 and 6.14 have been modified to reflect events occurring after the date of the Loan Agreement, as same have been disclosed in writing to the Administrative Agent on or before the date hereof, and except that the representations and warranties contained in Section 6.8 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.2 of the Loan Agreement, and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.
     6. Release. In consideration of the Lenders entering into this Amendment, the Borrower hereby release the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

     7. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or .pdf shall be effective as an original.
     8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument as of the date first set forth above.

BORROWER:	CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership

	By:	Cedar Shopping Centers, Inc.,
its general partner

		By:	/s/ Brenda J. Walker Name: Brenda J. Walker
Title: Chief Operating Officer

ADMINISTRATIVE AGENT:	KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of itself and the Required Lenders pursuant to the deemed approval provisions of Section 13.4.2 of the Loan Agreement.

	By:	/s/ Jeffry M. Morrison Name: Jeffry M. Morrison
Title: Senior Banker